Exhibit 10.32

EXLSERVICE HOLDINGS, INC. 2006 OMNIBUS AWARD PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of             , 20     (the “Date of Grant”), is made by and between ExlService Holdings, Inc., a Delaware corporation (the “Company”), and                                  (“Participant”).

WHEREAS, the Company has adopted the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Common Stock, par value $0.001 per share (“Stock”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the stock option award provided for herein to Participant subject to the terms set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant an option (the “Option”) to purchase [                    ] shares of Stock (such shares of Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

2. Terms and Conditions.

(a) Option Price. The Option Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $             per share.

(b) Expiration Date. Subject to Section 2(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Time (“ET”) on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c) Exercisability of the Option.

(i) Except as may otherwise be provided herein, the Option shall become vested and exercisable as follows: [COMMITTEE TO DETERMINE VESTING PROVISIONS, INCLUDING, IF APPLICABLE, ACCELERATION UPON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL.]

(ii) The Option may be exercised only by written notice, substantially in the form attached hereto as Exhibit A (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 3(b) hereof and accompanied by payment of the Option Price. The Option Price shall be paid by Participant to the Company by (A) certified check, (B) means of a net exercise whereby the number of Option Shares received by Participant shall equal the excess, if any, of (x) the number of Option Shares that would have been received by Participant upon such exercise had Participant paid the purchase price for the Option Shares in cash over (y) a number of Option Shares, the aggregate fair market value of which is equal to the aggregate purchase price that would have been paid as determined pursuant to the immediately preceding clause (x), or (C) any other method approved by the Committee in writing. If requested by the Committee, Participant shall promptly deliver his copy of this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and promptly return such Agreement to Participant.

(d) Effect of Termination of Employment on Options. In the event that Participant ceases to be employed by the Company or its Affiliates for any reason [other than [TERMINATION VESTING ACCELERATIONS, IF APPLICABLE]], the unvested portion of the Option shall expire upon such cessation of employment and the vested portion of the Option (to the extent then outstanding) shall expire at 11:59 p.m., ET on the earlier of (i) the last day of the Option Period or (ii) the date that is ninety (90) days after the date of such termination. In such event, the vested portion of the Option shall remain exercisable by Participant until its expiration.

(e) Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

(f) Transferability. The Option shall not be transferable by Participant other than by will or the laws of descent and distribution.

(g) Rights as Stockholder. Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms (ii) the Company shall have issued and delivered to Participant the Option Shares and (iii) Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

(h) Tax Withholding. Prior to the delivery of a certificate or certificates representing the Option Shares, Participant must pay to the Company in the form of a certified check any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 12(d) of the Plan.

3. Miscellaneous.

(a) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

ExlService Holdings, Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

Facsimile: (212) 872-1524

Attention: General Counsel

if to Participant:

[                                                 ]

[                                                 ]

Facsimile: [                              ]

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(e) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(f) Bound by Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(g) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(i) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(j) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

EXLSERVICE HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

[Signature Page to Nonqualified Stock Option Agreement]

Exhibit A

NOTICE OF OPTION EXERCISE

PURSUANT TO THE EXLSERVICE HOLDINGS, INC. 2006 OMNIBUS AWARD PLAN

To exercise your option to purchase shares of ExlService Holdings, Inc. (the “Company”) common stock (“Shares”), please fill out this form and return it to the Corporate Secretary of the Company.

I hereby exercise my right to purchase                      Shares under the option granted to me pursuant to the Nonqualified Stock Option Agreement between myself and the Company, dated as of             , 20    . I am vested in my option as to the Shares being purchased hereunder.

Payment of Exercise Price. The per-Share exercise price of the option is $            . The total exercise price for the Shares I am purchasing is $            . I elect to pay that total exercise price by one of the following methods [CHECK ONE]:

By certified check, which is enclosed.

By the “net exercise” method described in Section 2(c)(ii) of the Stock Option Agreement. I understand that the Company will withhold a number of Shares having a value equal to the total exercise price.

By another method specifically approved by the Committee which administers the ExlService Holdings, Inc. 2006 Omnibus Award Plan – describe below after receiving approval from the Chief Financial Officer of the Company

____________________________________________________________________________________________

Tax Withholding. Required payroll taxes and income tax withholding in connection with this option exercise total $            . (Please contact the office of the Chief Financial Officer of the Company to determine this amount.) I elect to pay that withholding by one of the following methods [CHECK ONE]:

By certified check, which is enclosed.

By another method specifically approved by the Committee which administers the ExlService Holdings, Inc. 2006 Omnibus Award Plan – describe below after receiving approval from the Chief Financial Officer of the Company

____________________________________________________________________________________________

I understand that this option exercise is not effective unless and until this Notice of Option Exercise is enclosed, along with any necessary certified checks. I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option.

Signature:

Printed Name:

Social Security Number:

Date: